November 8-9, 2022 Piper Sandler East Coast Financial Services Conference

This document includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements include: the effect of the COVID-19 pandemic, including on the Company's credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and labor shortages, and market liquidity, both nationally and in our market areas; expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities, including the proposed acquisition of Quantum Capital Corp. might not be realized to the extent anticipated, within the anticipated time frames, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on our website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or the documents they file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions they might make, because of the factors described above or because of other factors that they cannot foresee. The Company does not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Forward Looking Statements 2

HomeTrust Bancshares, Inc. Overview



AMERICA'S
BEST
BANKS
2022
Newsweek
BAUERFINANCIAL
5 STARS

$3.6B Assets	NASDAQ: **HTBI**
	Headquarters: **Asheville, NC**
$2.9B/$3.1B Loans/Deposits	Founded: **1926**
	Locations: **32**
101% Price to TBV	Employees: **515**
	Market Cap: **$375MM**
15,632,348 Outstanding Shares	TTM Average Daily Volume: **53,454**
	Shares Repurchased: **9,831,250**

Franchise Highlights

North Carolina ranked #1 on CNBC's 2022 annual list of America's Top States for Business
Converted to stock form in July 2012 raising $211.6 million
Experienced management team with extensive local market knowledge and M&A history
Voted "Best Small Bank in North Carolina" by Newsweek for two consecutive years (2020 & 2021)

Lines of Business

Commercial
Commercial Real Estate
Commercial & Industrial
Middle Market Banking
Equipment & Municipal Finance
Treasury Management Services

Small Business Banking
Business Banking
Business Banking Centers
SBA Lending

Consumer Banking
Retail Banking Market Teams
Consumer Banking
Mortgage Banking
Investment Services
Professional Banking

Wholesale Lending
HELOCs Originated for Sale
Indirect Auto
FinTech Partnerships

- Financial data as of September 30, 2022
- Market data as of November 1, 2022
- Shares repurchased from February 19, 2013 to September 30, 2022

3

4 Footprint in attractive metro markets experiencing growth rates above the national average (See Page 9) Successful transition from a mutual/thrift to a commercial bank (See Pages 6-7 & 10-13) • Expansion of lines of business, adding further diversity to our loan portfolio • Strong experienced team of revenue producers • Attractive core deposit mix and cost Continued investments in technology to drive growth and improve the digital customer experience (See Pages 7 & 14-15) • Recent core banking system conversion to improve capabilities, including the ability to quickly integrate future FinTech partners (3rd partner recently integrated) • Investing in a technology platform to enhance our small business digital capabilities Transformation efforts are driving improvements in profitability and our capital position (See Pages 5, 17-21, & 30) • Significant improvement in net interest margin over last five quarters • Proven ability to generate noninterest income • Strong capital position to support continued growth Strong asset quality and credit discipline to support further growth (See Page 16) $ Key Investment Highlights We recently announced the signing of a definitive merger agreement with Quantum Capital Corp., a $660 million bank holding company operating in the Atlanta metro area. The proposed merger will allow us to accelerate and enhance many of the key investment highlights above. Further information on the agreement and Quantum may be found in Appendix A.

5 Repayment of Long-Term Borrowings • $475 million in long-term debt retired in March and June 2021 • Estimated 3.6 year earn back of the $22.7 million prepayment penalty • $5.7 million in estimated annual interest expense reductions Branch Closures • On September 16, 2021, closed nine branches in NC, TN, and VA representing 22% of total branch network • $3.2 million in estimated annual expense reductions SBA Loans In-House Servicing • On July 1, 2021, transitioned from loan service provider to full back-room operations in-house • Additional $1.2 million of estimated annual SBA loan gain on sale and servicing income, net of expenses Expected Future Annual Financial Impact • Increase in pre-tax income of $10.1 million • Increase in ROA of 20 bps • Increase in ROE of 200 bps • Increase in Diluted EPS of $0.47 Profitability Improvements & Balance Sheet Restructuring

6 Greenville, SC (2013) Tri-Cities and Knoxville, TN (2014) Charlotte, NC (2014) Roanoke, VA (2014) Raleigh, NC (2015) Re-engineered of CML LOB (2014) Introduced Indirect Auto (2014) Re-engineered Mtg LOB (2016) Re-engineered Treasury Mgmt (2016) Introduced SBA and Equipment Finance (2018) Introduced Symmetry (HELOCs) and Business Banking (2019) High Performing Peer Funding Levels Increase Fee Income Deposit Verticals Pilot Deposit BDOs Business Banking Micro Business Lending Engaged Employees FinTech Partnerships Optimizing Processes Automation Maturing Lines of Business Expand Digital Channels Phase 1 Geographic Expansion 2013 - 2015 Phase 2 Line of Business Expansion 2014 - 2020 Phase 3 Deposit Growth 2021 - 2024 Phase 4 Business Transformation 2022 - 2024 Business Transformation: Phases of Progress

Line of Business Expansion

Pending merger with Quantum Capital Corp. will expand our SBA lending capabilities and grant access to new deposit origination channels

2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | 2022

Stock Conversion
July – Converted from mutual to stock form with focus on commercial banking

New Commercial Origination Process
December – Re-engineered and implemented new commercial process and recruited experienced bankers in new metro markets

SBA Lending
September – Launched line of business

Mortgage Banking
Since FY 2017 – Started building out group by adding 13 loan officers over the past 5+ years

Equipment Finance
February – Launched line of business

First FinTech Partnership – HELOCs Originated for Sale
December – Launched line of business

Consumer Banking
New line of business consolidating Retail, Mortgage and Branch Operations

Business Banking
New line of business consolidating Business Bankers, Business Banking Branches and Investment Services

Core System Conversion
February – Converted to open architecture digital banking platform

Additional FinTech Partnerships
March – Purchased first C&I loan
June – Purchased first consumer loan

Digital Banking
In-process – Online small business loan and deposit account opening

Pre-Stock Conversion

Retail / Consumer – Limited Offerings

Mortgage – Old S&L Model

Commercial – Very Limited Capabilities

7

8 High Performance Deposit Growth Maturing Lines of Business Business Transformation Engaged Employees Enterprise Risk Management Franchise and Line of Business Investments Our Results Our Business Objectives Our Foundation Pyramid of Success

9 Geographic Expansion – Focus on High-Growth Markets HomeTrust branch (34) *Quantum branch (3) *Reflects the combined branch footprint after the closing of the Quantum merger (pending approval) Source: S&P Global Market Intelligence for MSA Demographics Raleigh 5.1% Population Growth 12.3% HH Income Growth Charlotte 4.5% Population Growth 12.7% HH Income Growth *Atlanta 5.4% Population Growth 11.9% HH Income Growth Greenville 3.5% Population Growth 11.2% HH Income Growth (2022 to 2027 Projected Changes) Knoxville 4.7% Population Growth 10.9% HH Income Growth

10 “Branch Heavy” Consumer Markets Asheville Roanoke Tri-Cities Branch Manager & Consumer Banker Introducing Micro-Business Loans Hybrid Branch Strategy “Branch-Lite” Business Banking Centers Charlotte Greenville Knoxville Raleigh Branch Manager & Small Business Banker Small Business Banking & Professional Banking

*Excludes PPP loans 11 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 Commercial RE (NOO) Commercial RE (OO) Construction and Development Equipment Finance Other Commercial 1-4 Family HELOCs and Other Consumer 2016 2017 2018 2019 2020 2021 2022 (Dollars in thousands, by fiscal year) Total Loan Composition: 2016 - $1,763,113 2017 - $2,254,325 2018 - $2,416,885 2019 - $2,601,941 2020 - $2,598,685 2021 - $2,694,295 2022 - $2,768,634 Loan Portfolio Transformation: Transition to a Commercial Bank

12 (Dollars in thousands, as of June 30, 2022) $- $20,000 $40,000 $60,000 $80,000 $100,000 Equipment Finance (“EF”) Composition Portfolios to Highlight: Non-Owner Occupied CRE & Equipment Finance 52%48% EF Southeast Footprint Outside Southeast Southeast 73% 27% EF National Footprint East of Mississippi West of Mississippi $- $50,000 $100,000 $150,000 Non-Owner Occupied CRE Composition

• Deposit balances as of fiscal year end; Cost of deposits are averages for the fiscal year 13 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 2018 2019 2020 2021 2022 Avg. Cost of Deposits $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 Time Deposits Money Market/Savings Checking Accounts Deposit Portfolio 2018 2019 2020 2021 2022 (Dollars in thousands) Total Deposit Composition: 2018 - $2,196,253 2019 - $2,327,258 2020 - $2,785,756 2021 - $2,955,541 2022 - $3,099,761 Move Towards Core Deposits

• The Zelle offering was launched during the quarter ended September 30, 2020 • Digital Banking Transfers includes both mobile and online banking 14 - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 $45,000 $120,000 $195,000 $270,000 $345,000 June '20 June '21 June '22 Digital Banking Transfers Volume ($) Transactions (Dollars in thousands, single month activity) Digital Customer Experience 800,000 900,000 1,000,000 1,100,000 1,200,000 1,300,000 1,400,000 1,500,000 $15,000 $30,000 $45,000 $60,000 $75,000 June '20 June '21 June '22 Debit Card Volume ($) Transactions - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 $15,000 $30,000 $45,000 $60,000 $75,000 June '20 June '21 June '22 Remote Capture Volume ($) Transactions - 15,000 30,000 45,000 $- $5,000 $10,000 $15,000 $20,000 June '20 June '21 June '22 Bill Payment Volume ($) Transactions - 15,000 30,000 45,000 60,000 75,000 $- $4,000 $8,000 $12,000 June '20 June '21 June '22 ATM Volume ($) Transactions 4,000 6,000 8,000 10,000 $- $1,000 $2,000 $3,000 $4,000 $5,000 June '20 June '21 June '22 Mobile Deposit Volume ($) Transactions - 1,000 2,000 3,000 4,000 5,000 $- $500 $1,000 $1,500 $2,000 June '20 June '21 June '22 Digital Payment with Zelle Volume ($) Transactions

15 • Core banking system (2020 conversion) intentionally selected for its open architecture to quickly integrate future FinTech partnerships • Integrated 2nd FinTech partner in March 2022 focused on small business lending • Integrated 3rd FinTech partner in June 2022 focused on consumer lending • Integrated Blend mortgage platform in September 2021 • Offers an advanced digital option, allowing customers to complete applications on any mobile device • Immediate efficiencies in documentation gathering and verification processes • Within three months will be launching a technology platform to enhance the small business digital experience including: • Online deposit account opening • Fully-automated SBA 7(a) express lending • Online and in-branch loan origination for LOC and small dollar loans • Applying knowledge gained from FinTech partners referenced above Digital Customer Experience (Continued)

* Includes $6 million charge-off for one commercial relationship. Excluding that charge-off, the Bank had net recoveries of $669,000. ** Reflects the adoption of CECL on July 1, 2020. 16 -0.05% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% $(1,000) $1,000 $3,000 $5,000 2018 2019* 2020 2021 2022 Net Charge-Offs (“NCO”) and NCO to Average Loans Net Charge-Offs (Recoveries) NCO/Avg. Loans 0.00% 0.50% 1.00% 1.50% $- $10,000 $20,000 $30,000 $40,000 2018 2019 2020 2021** 2022 Allowance for Credit Losses (“ACL”) and ACL to Total Loans ACL ACL/Total Loans 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% 0.50% 2018 2019 2020 2021 2022 Nonperforming Assets to Total Assets 0% 100% 200% 300% 400% 500% 600% 2018 2019 2020 2021** 2022 ACL to Nonperforming Loans (Coverage Ratio) (Dollars in thousands, by fiscal year) Strong Asset Quality and Credit Discipline

17 0% 2% 4% 6% 8% 10% 12% 14% 2018 2019 2020 2021 2022 Common Equity Tier I Capital (to Risk-Weighted Assets) CET I Capital Minimum to Be Well Capitalized (Dollars in thousands, by fiscal year) 0% 2% 4% 6% 8% 10% 12% 14% 2018 2019 2020 2021 2022 Tier I Capital (to Total Adjusted Assets) Tier I Capital Minimum to Be Well Capitalized 0% 2% 4% 6% 8% 10% 12% 14% 2018 2019 2020 2021 2022 Tier I Capital (to Risk-Weighted Assets) Tier I Capital Minimum to Be Well Capitalized 0% 2% 4% 6% 8% 10% 12% 14% 2018 2019 2020 2021 2022 Total Risk-Based Capital (to Risk-Weighted Assets) Risk Based Capital Minimum to Be Well Capitalized Strong Capital Position to Support Continued Growth

• 11th Buyback was approved on February 28, 2022 • First dividend declared November 2018 18 0% 5% 10% 15% 20% 25% 30% 35% $- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 2019 2020 2021 2022 Cash Dividends Dividend Dividend Payout Ratio (By fiscal year) 0% 20% 40% 60% 80% 100% 120% 140% 160% $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 2018 2019 2020 2021 2022 Market Price and Price to Tangible Book Market Price per Share Price to Tangible Book Capital Strategy Stock Buybacks Buybacks Total Buybacks as a % of O/S Shares as of 2/19/13 Number of Shares Total Cost ($) Average Cost Per Share ($) Total repurchased through September 2022 45.4% 9,831,250 $203,586,000 $20.71 Shares remaining to be repurchased under most recent buyback plan 266,639 No shares were repurchased during the quarter ended September 30, 2022 Total repurchased and authorized 10,097,889

19 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $- $10,000 $20,000 $30,000 $40,000 2018 2019 2020 2021 2022 Adjusted Earnings Performance Adjusted Net Income Adjusted Diluted EPS 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 2018 2019 2020 2021 2022 Adjusted Return on Assets (Dollars in thousands, by fiscal year) June 30, 2022 Change in Interest Rates in Basis Points Present Value Equity PVE Ratio (%)Amount ($) Change ($) Change (%) + 400 900,285 147,940 20 27 + 300 874,798 122,452 16 26 + 200 845,360 93,015 12 25 + 100 805,221 52,876 7 23 Base 752,345 - - 22 - 100 637,965 (114,380) (15) 18 65% 67% 69% 71% 73% 75% 2018 2019 2020 2021 2022 Adjusted Efficiency Ratio Improvement in Profitability Metrics See Non-GAAP Disclosure Appendix

20 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 2018 2019 2020 2021 2022* Adjusted Noninterest Income Adjusted Noninterest Income % of Total Assets Service charges on deposits Loan income and fees Gain on sale of loans held for sale BOLI income Operating lease income Other $- $5,000 $10,000 $15,000 $20,000 Adjusted Noninterest Income Composition 2018 2019 2020 2021 2022 (Dollars in thousands, by fiscal year) Growth in Noninterest Income See Non-GAAP Disclosure Appendix *Excludes $1.9 million gain on sale of debt securities available for sale

21 • Mortgage Banking – 1-4 family and jumbo loans for sale • Began selling pools of jumbo mortgages in FY 2022 • Sold $203.9 million, $406.5 million and $263.0 million in loans over fiscal years 2020, 2021 and 2022 • HELOCs Originated for Sale • Loans originated in HTB’s name, sourced through a third party FinTech • Sold $71.1 million, $110.8 million and $120.0 million in loans over fiscal years 2020, 2021 and 2022 • SBA Lending – origination of SBA 7(a) and USDA B&I loans, selling the guaranteed portion • Sold $38.1 million, $66.1 million and $54.7 million in loans (guaranteed portion) over fiscal years 2020, 2021 and 2022 • Brought servicing in-house on July 1, 2021, which is expected to increase annual pre-tax income by $1.2 million. • Indirect auto loans originated for sale • Loans originated in HTB’s name, sourced through third parties • Sold first loan pool in FY 2022 totaling $11.5 million (Dollars in thousands, by fiscal year) Growth in Noninterest Income: Gain on Sale of Loans Held for Sale $- $3,000 $6,000 $9,000 $12,000 Mortgage Banking HELOCs SBA Lending Indirect Auto Loans Gain on Sale of Loans Held for Sale 2018 2019 2020 2021 2022

Hunter Westbrook President and Chief Executive Officer hunter.westbrook@htb.com Tony VunCannon EVP / Chief Financial Officer / Corporate Secretary / Treasurer tony.vuncannon@htb.com 10 Woodfin Street Asheville, NC 28801 (828) 259-3939 www.htb.com 22

Appendix A – Announced Merger with Quantum Capital Corp. on July 25, 2022

A unique opportunity for HomeTrust to expand its franchise and meaningfully enhance its profitability



HomeTrust's Transition to High Performing
20%+ EPS Accretion
New Deposit Line of Business
Market Expansion
Expanded SBA Footprint
Accelerated Shareholder Value Creation

"You can't cross a chasm in two small jumps"
~ David Lloyd George

23

24 Strategic Rationale for Transaction HomeTrust explores opportunistic merger partners, specifically those that will leverage our infrastructure and lines of business to accelerate earnings growth and value creation for our shareholders. Below we have evaluated our merger with Quantum against the internal screening criteria previously established: • Commercial bank focused on small business lending ➢ Commercial product mix consistent with HomeTrust, with a limited consumer portfolio ➢ SBA Preferred Lender, supplementing HomeTrust’s SBA loan production capabilities • Geographic footprint within or adjacent to our current footprint, in an attractive, growing market ➢ The Atlanta market is one of the most desirable markets in the Southeast ➢ Atlanta is the same distance from Asheville (headquarters) as Raleigh, our current furthest location • Similar strategy to HomeTrust’s de novo model in metropolitan markets ➢ Employs a “branch lite” model ➢ Efficient franchise, operating three locations in the Atlanta market • Business line expansion ➢ Opens new deposit origination channels for HomeTrust through Quantum’s homeowners association relationships

25 • Earnings accretion of 10% or more ➢ Earnings per share (“EPS”) accretion of 20%+ after the full realization of cost savings ➢ Driven by Quantum’s profitability rather than significant expense reductions • Dilution earnback period of three years or less ➢ Tangible book value per share (“TBVPS”) earnback period of approximately 2.5 years using the cross-over method • Minimal dilution to tangible book value ➢ Dilution of approximately 7.5% to TBVPS is outside our screening criteria; however, we concluded that the superior EPS accretion, short TBVPS earnback period and significant acceleration of our strategic profitability goals more than outweighed the dilution ➢ Opportunity to leverage excess capital while achieving above market returns • Shared values ➢ Strong local management team with similar culture and leadership styles ➢ Commitment to strong credit quality and customer service Strategic Rationale for Transaction (Continued)

Additional Details on Quantum

Financial Highlights[1]

Balance Sheet	
Total Assets	$679.9M
Gross Loans	$547.8M
Total Deposits	$609.4M
Profitability	
ROA[2]	1.59%
ROE[2]	24.13%
NIM	4.17%
Efficiency Ratio	42.9%
Average annual SBA income of $3.0M over the past three years	
Asset Quality	
NPAs/Assets	0.00%
LLR/Loans	1.06%
Net recoveries of $52,000 over the past five years	

Quantum Highlights

- Consistently ranked as one of Georgia's most profitable banks
  - Ranked #1 in Demarest Strategy Group's Georgia "All Stars" 3/31/22 list
  - Ranked #2 in Performance Trust's Q1 2022 overall rankings of Georgia banks
- Generated the 3rd highest volume of SBA 7a loans in Georgia in 2021
- 5 stars rating per BauerFinancial, Inc.

Market Highlights

The Atlanta MSA boasts over 6.1 million residents, which is in the top 10 nationally, and projected population growth over the next 5 years of more than 5%.

The median household income of the Atlanta MSA is ~$80,000.

Georgia's business climate has been ranked #1 in the nation for eight consecutive years by Site Selection, and Area Development ranked Georgia the top state for doing business for the seventh year in a row.

[1] Financial highlights as of and for the quarter ended March 31, 2022
[2] Ratios have been tax adjusted
Source: S&P Capital IQ Pro

26

*Guarantees are in place for $51.8 million of the outstanding SBA balance 27 Additional Details on Quantum – Loan Portfolio Composition as of 5/31/22 Acquisition & Development $15,299,202 CRE $306,618,948 Residential - Construction $40,484,895 Residential - Permanent $57,264,818 C&I $19,455,709 SBA $104,225,475 Other $11,656,548 PPP $5,382,993 Overall Loan Portfolio (Total of $560,388,588) C-Stores 15% Hotels 14% Industrial 7% LOC 3%Multifamily 6% Office 15% Retail 25% Other 15% CRE Portfolio C&I 1% C-Stores 31% Hotels 53% Liquor Stores 3% Retail 2% Other 10% *SBA Portfolio

28 Consideration & pricing Fixed HTBI shares issued of 1,374,646 Fixed cash consideration of $33.0 million 51% stock / 49% cash Closing Anticipate closing in the first quarter of calendar year 2023 (third quarter of fiscal year 2023) Pro forma ownership 91.9% HTBI / 8.1% Quantum Cost savings 24.0% of Quantum’s noninterest expense (phased in at 25% in fiscal year 2023 and 100% in fiscal year 2024) Core Conversion Expected in March 2023 Transaction expenses $6.1 million pre-tax (9.0% of deal value) Gross credit marks 1.00% of Quantum’s loan portfolio ($5.5 million) (71.3% Non-PCD credit mark, Day 2 CECL allowance of $3.9 million) Interest rate mark on loans 1.87% of gross loans ($10.29 million) Core deposit intangible 1.25% of non-time deposits (excluding municipal deposits) Other purchase accounting marks Write up of various other assets and liabilities of $2.6 million Deal Metrics1 Deal Value $67.6M Price / TBV 153% Price / 2023 Earnings2 6.0x Premium / Core Deposits 5.1% Leadership Dr. Neelagaru, Quantum’s founder and largest stockholder, to join HomeTrust’s Board of Directors at closing. Quantum’s CEO, Bryan Cohen, to join HomeTrust as the Georgia Market President. Transaction Assumptions & Metrics 1 Based on the HTBI stock price of $25.16 as of July 22, 2022 2 HTBI’s expected 2023 earnings for Quantum

Fiscal 2020 Fiscal 2021 Fiscal YTD Q3 20221 Total assets $3,722,852 $3,524,723 $3,541,785 Gross loans $2,769,119 $2,733,267 $2,699,538 Deposits $2,785,756 $2,955,541 $3,059,157 Adjusted dilutive EPS3 $1.30 $2.06 $1.84 Adjusted ROA3 0.63% 0.92% 1.12% Adjusted efficiency ratio3 71.62% 74.08% 69.19% Adjusted ROATCE3 5.97% 9.23% 10.69% 1 Annualized where applicable 2 Does not include the impact of purchase accounting adjustments related to the merger 3 See slides 16-17 for a non-GAAP reconciliation 4 Peer statistics based on non-merger target southeast banks with total assets between $1 and $5 billion – Source: S&P Capital IQ Pro 29 HomeTrust’s efforts to expand product lines and focus on profitability have generated positive momentum as demonstrated below; however, the opportunity to acquire Quantum allows the Company to catapult shareholder value to levels not easily achievable through organic growth. Further Accelerating Shareholder Value Creation Pro Forma Fiscal YTD Q3 20222 $4,222,000 $3,247,000 $3,669,000 $2.36 1.30% 64.44% 13.08% Addition of Peer 75th Percentile4 1.18% 57.00% 13.50%

30 Earnings (GAAP) 9/30/2022 6/30/2022 3/31/2022 12/31/2021 9/30/2021 Net income 9,199$ 6,025$ 8,023$ 11,078$ 10,527$ Earnings per share (EPS) - diluted 0.60$ 0.39$ 0.51$ 0.68$ 0.65$ Return on assets (ROA) 1.02% 0.68% 0.92% 1.24% 1.20% Net interest margin (tax-equivalent) 4.13% 3.53% 3.39% 3.33% 3.41% Noninterest income 7,410$ 9,716$ 8,947$ 10,180$ 10,352$ Loan Growth Net Loan Growth: $ Growth 98,488$ 75,545$ 23,637$ 1,538$ 9,713$ % Growth (annualized) 14.20% 8.64% 3.57% 0.23% 1.47% Loan Originations: Commercial portfolio 169,272$ 226,808$ 206,856$ 201,509$ 217,923$ Retail portfolio 121,673 102,174 94,528 68,925 86,268 Loans originated for sale 67,112 88,229 101,254 136,875 152,772 Total Originations 358,057$ 417,211$ 402,638$ 407,309$ 456,963$ Asset Quality Total assets 3,555,186$ 3,549,204$ 3,541,785$ 3,502,819$ 3,481,360$ Nonperforming assets to total assets 0.20% 0.18% 0.16% 0.18% 0.19% Classified assets to total assets 0.54% 0.61% 0.61% 0.65% 0.65% Appendix B – Quarterly Highlights 1. Excludes PPP loans and purchased HELOCs

31 Appendix B – Quarterly Highlights (Continued) • Per Piper Sandler “3Q2022 Earnings Release Summary Metrics & Calendar”, dated October 30, 2022 Nationwide Mean HomeTrust +/- Variance Tangible Common Equity / Tangible Assets 7.4% 10.5% 3.1% AOCI / Tangible Common Equity -24.7% -1.1% 23.6% QoQ Change in Tangible Book Value -3.9% 1.8% 5.7% QoQ Change in Net Interest Margin 23 bps 60 bps 37 bps QoQ Change in Cost of Funds 23 bps 2 bps (21 bps) QoQ Change in Earnings per Share 16.2% 53.8% 37.6%

32 3.41% 3.33% 3.39% 3.53% 4.13% 3.30% 3.25% 3.33% 3.51% 4.14% 3.00% 3.25% 3.50% 3.75% 4.00% 4.25% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Net Interest Margin Reported Core • Core net interest margin excludes accretion income and PPP and other loan fees Appendix B – Qtrly Net Interest Margin

Appendix B – Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this document contains certain non-GAAP financial measures, which include: the efficiency ratio; tangible book value; tangible book value per share; net income (loss), EPS, and ROA as adjusted to exclude certain tax state tax expenses, adjustments for changes in tax law, merger expenses, branch closure/restructuring expenses, prepayment penalties on borrowings, gain on sale of debt securities available for sale, and officer transition agreement expense; and return on average tangible common equity. Management has presented the non-GAAP financial measures in this document because it believes including these items provides useful and comparative information to assess trends in our core operations while facilitating the comparison of the quality and composition of our earnings over time and in comparison to our competitors. However, these non-GAAP financial measures are supplemental, are not audited and are not a substitute for operating results or any analysis determined in accordance with GAAP. Where applicable, we have also presented comparable earnings information using GAAP financial measures. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies.

Set forth is a reconciliation to GAAP of our efficiency ratio:

(Dollars in thousands)	3 Months Ended 9/30/2022	12 Months Ended 6/30/2022	6/30/2021	6/30/2020	6/30/2019	6/30/2018
Noninterest expense	$ 26,101	$ 105,184	$ 131,182	$ 97,129	$ 90,134	$ 85,331
Less: merger expenses	(474)	-	-	-	-	-
Less: branch closure and restructuring expenses	-	-	(1,513)	-	-	-
Less: officer transition agreement expense	-	(1,795)	-	-	-	-
Less: prepayment penalties on borrowings	-	-	(22,690)	-	-	-
Noninterest expense - adjusted	$ 25,627	$ 103,389	$ 106,979	$ 97,129	$ 90,134	$ 85,331
Net interest income	$ 34,520	$ 110,774	$ 103,322	$ 104,104	$ 106,831	$ 101,330
Plus: tax equivalent adjustment	277	1,231	1,267	1,190	1,173	1,559
Plus: noninterest income	7,410	39,196	39,821	30,332	22,940	18,972
Less: gain from sale of debt securities available for sale	-	(1,895)	-	-	-	-
Less: gain from sale of premises and equipment	-	-	-	-	-	(164)
Net interest income plus noninterest income - adjusted	$ 42,207	$ 149,306	$ 144,410	$ 135,626	$ 130,944	$ 121,697
Efficiency ratio	62.25%	70.14%	91.64%	72.25%	69.46%	70.93%
Efficiency ratio - adjusted	60.72%	69.25%	74.08%	71.62%	68.83%	70.12%

Set forth is a reconciliation to GAAP of tangible book value, tangible book value per share, and price to tangible book value:

	3 Months Ended 9/30/2022	12 Months Ended 6/30/2022	6/30/2021	6/30/2020	6/30/2019	6/30/2018
Less: goodwill, core deposit intangibles, net of taxes	(25,683)	(25,710)	(25,902)	(26,468)	(27,562)	(29,125)
Tangible book value	$ 370,539	$ 363,135	$ 370,617	$ 381,795	$ 381,334	$ 380,117
Common shares outstanding	15,632,348	15,591,466	16,636,483	17,021,357	17,984,105	19,041,668
Book value per share	$ 25.35	$ 24.94	$ 23.83	$ 23.99	$ 22.74	$ 21.49
Tangible book value per share	$ 23.70	$ 23.29	$ 22.28	$ 22.43	$ 21.20	$ 19.96
HomeTrust Bancshares, Inc. share price	$ 22.10	$ 25.00	$ 27.90	$ 16.00	$ 25.14	$ 28.15
Price to tangible book value	93.2%	107.3%	125.2%	71.3%	118.6%	141.0%

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Appendix B – Non-GAAP Reconciliation
(Continued)

Set forth below is a reconciliation to GAAP net income, EPS, ROA, and ROE as adjusted to exclude certain state tax expense, adjustments for the change in federal tax law, merger expenses, gain on sale of premises and equipment, branch closure and restructuring expenses, prepayment penalties on borrowings, gain on sale of debt securities available for sale, and officer transition agreement expense:

	3 Months Ended	12 Months Ended				
(Dollars in thousands)	9/30/2022	6/30/2022	6/30/2021	6/30/2020	6/30/2019	6/30/2018
State tax expense adjustment	$ -	$ -	$ -	$ -	$ -	$ (142)
Change in federal tax law adjustment	-	-	-	-	(325)	17,908
Merger expenses	474	-	-	-	-	(164)
Branch closure and restructuring expenses	-	-	1,513	-	-	-
Officer transition agreement expense	-	1,795	-	-	-	-
Gain on sale of debt securities available for sale	-	(1,895)	-	-	-	-
Prepayment penalty on borrowings	-	-	22,690	-	-	-
Total adjustments	474	(100)	24,203	-	(325)	17,602
Less: tax effect	(111)	24	(5,688)	-	-	49
Total adjustments, net of tax	363	(76)	18,515	-	(325)	17,651
Net income (GAAP)	9,199	35,653	15,675	22,783	27,146	8,235
Adjusted net income (non-GAAP)	$ 9,562	$ 35,577	$ 34,190	$ 22,783	$ 26,821	$ 25,886
Average shares outstanding - basic	14,988,006	15,516,173	16,078,066	16,729,056	17,692,493	18,028,854
Average shares outstanding - diluted	15,130,762	15,810,409	16,495,115	17,292,239	18,393,184	18,726,431
Basic EPS (GAAP)	$ 0.61	$ 2.27	$ 0.96	$ 1.34	$ 1.52	0.45%
Non-GAAP adjustment	0.02	(0.00)	1.15	-	0.00	0.99%
Adjusted basic EPS (non-GAAP)	$ 0.63	$ 2.27	$ 2.11	$ 1.34	$ 1.52	1.44%
Diluted EPS (GAAP)	$ 0.60	$ 2.23	$ 0.94	$ 1.30	$ 1.46	0.44%
Non-GAAP adjustment	0.02	(0.00)	1.12	-	0.00	0.94%
Adjusted diluted EPS (non-GAAP)	$ 0.62	$ 2.23	$ 2.06	$ 1.30	$ 1.46	1.38%
Average assets	$ 3,586,311	$ 3,537,915	$ 3,698,394	$ 3,591,076	$ 3,396,896	$ 3,243,661
Average equity	$ 394,397	$ 396,233	$ 403,510	$ 411,447	$ 409,820	$ 402,605
ROA (GAAP)	1.02%	1.01%	0.42%	0.63%	0.80%	0.25%
Non-GAAP adjustment	0.01%	0.00%	0.50%	0.00%	-0.01%	0.55%
Adjusted ROA (non-GAAP)	1.03%	1.01%	0.92%	0.63%	0.79%	0.80%
ROE (GAAP)	9.25%	9.00%	3.88%	5.54%	6.62%	2.05%
Non-GAAP adjustment	0.09%	-0.02%	4.59%	0.00%	-0.08%	4.38%
Adjusted ROE (non-GAAP)	9.34%	8.98%	8.47%	5.54%	6.54%	6.43%

In relation to the two-class method, net income used in the calculations of basic and diluted EPS have adjustments, which are included in Company documents previously filed with the SEC.

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